QuickLinks -- Click here to rapidly navigate through this document

Exhibit 21

SUBSIDIARIES OF SPHERION CORPORATION

        Following is a list of the direct and indirect subsidiaries of Spherion Corporation a Delaware corporation. Certain inactive subsidiaries have been excluded from the list below as such subsidiaries, when considered in the aggregate as one subsidiary, would not constitute a "significant subsidiary." All active subsidiaries do business under their corporate name listed below, or close derivatives thereof, except where indicated otherwise:

Spherion Financial Corporation	Delaware
Spherion Real Estate Solutions Inc.	Florida
Spherion (Europe) Inc.	Delaware
Spherion Technology (UK) Limited	United Kingdom
Rich Field Agency, Inc.	Florida
Saratoga Institute, Inc.	California
Spectrum Insurance Company Ltd.	Cayman Islands
Spherion Assessment Inc.	North Carolina
Norrell Corporation	Delaware
Atrium (U.S.-B) Inc.	Delaware
Atrium (U.S.-B) LLC	Delaware
Spherion Holdings Ltd.	Cayman Islands
Spherion Atlantic Enterprises LLC *	Delaware
Spherion Pacific Enterprises LLC *	Delaware
Spherion (Europe) Staffing Limited	United Kingdom
Spherion (ACT) Pty Ltd	Australia
Atrium (NL-A) Inc.	Florida
Spherion Limited	Ireland
Spherion, Ltd	United Kingdom
Spherion Recruitment Group B.V. (f/k/a Interim Personnel B.V.)	Netherlands
Spherion Flex Support B.V. (f/k/a Interim Flexsupport B.V.)	Netherlands
Spherion Netherlands B.V. (f/k/a Interim Registratie B.V.)	Netherlands
Spherion Technology Group B.V. (f/k/a Interim Technology B.V.)	Netherlands
Plusbox Limited	United Kingdom
Spherion Australia Pty Ltd (f/k/a Interim Services Australia Pty Limited)	Australia
Spherion UK PLC (f/k/a Interim Services UK PLC)	United Kingdom
Spherion Education Limited (f/k/a Interim Technology Training Limited)	United Kingdom
C.C. Agency Services Limited	United Kingdom
Crone Corkill Limited	United Kingdom
Spherion Technology Infrastructure Solutions Limited (f/k/a Interim Technology Limited)	United Kingdom
Spherion On-Premise (UK) Limited (f/k/a Interim On-Premise (UK) Ltd)	United Kingdom
Spherion Technology Group IQM B.V. (f/k/a Interim Technology Maintain/SQM B.V.)	Netherlands
Spherion Technology Group Business Solutions B.V. (f/k/a Interim Technology Management Consulting B.V.)	Netherlands
Spherion Technology Group Groupware Consulting B.V. (f/k/a Interim Technology Group Groupware Consulting BV)	Netherlands

Spherion Technology Group Development Solutions B.V. (f/k/a Interim Technology Legacy + B.V.)	Netherlands
Spherion Technology Group Infrastructure Solutions B.V. (f/k/a Interim Technology Infrastructure Management B.V.)	Netherlands
Applied Internet Consultancy Group B.V.	Netherlands
Spherion Group Limited (f/k/a Interim Technology Group Limited)	Australia
Spherion Technology Solutions Pty Ltd (f/k/a Interim Technology Solutions Pty Ltd)	Australia
Spherion Recruitment Solutions Pty Ltd (f/k/a Interim Technology Associates Pty Ltd)	Australia
Spherion Education Pty Ltd (f/k/a Interim Technology Education Pty Ltd)	Australia
Equus People Pty Ltd	Australia
Emppay Pty Ltd (as of February 4, 2002, known as Spherion Payroll Pty Ltd)	Australia
Parity People Pty Ltd	Australia
Edilina Pty. Ltd.	Australia
Spherion (S) Pte Ltd (f/k/a Interim Technology (S) Pte Ltd)	Singapore
Spherion Outsourcing Solutions Pty Ltd (f/k/a Interim HR Solutions Pty Ltd)	Australia
Spherion Pty Ltd (f/k/a Frances Bay Computer Corporation)	Australia
Pec3.com. Pty Ltd (f/k/a MTE Management Technology Education Pty Ltd)	Australia
Spherion Education Pty Ltd (f/k/a Interim Technology Education Pty Ltd)	New Zealand
MTE Management Technology Education Pty Ltd	New Zealand
Spherion Recruitment Solutions Pty Ltd (f/k/a Interim Technology Associates Pty Ltd)	New Zealand
Spherion Limited (f/k/a Interim Technology Limited)	Hong Kong
Spherion Education Limited (f/k/a Interim Technology Education Pty Ltd)	Hong Kong
Spherion Education (S) Pte Ltd (f/k/a Interim Technology Education (S) Pte Ltd)	Singapore
Spherion Worldwide Holding B.V. (f/k/a Interim Services Worldwide Holding B.V.)	Netherlands
Atrium (AU-B) Pty Limited	Australia
Norrell Resources Corporation	Delaware
Norrell International Ltd.	Nevada
Comtex Information Systems, Inc.	Delaware
NorCross Teleservices Inc.	Delaware
Norrell Temporary Services, Inc.	Georgia
Spherion U.S. Inc. (f/k/a Interim U.S. Inc.)	Florida
Norrell Health Care, Inc.	Georgia
Norrell Services, Ltd.	Canada
JobOptions, Inc.	Delaware
HCA—Home Care Services, Inc.	New York
Norrell Health Care of New York, Inc.	New York
Spherion (UK) Holdings Limited (f/k/a Norrell (UK) Limited)	United Kingdom
FSS International Limited	United Kingdom
Spherion Atlantic Operations LLC **	Delaware
Spherion Pacific Operations LLC **	Delaware
Spherion Holdings LLC	Delaware
Enthusian Corp. (dissolved February 11, 2002)	Delaware
*
Spherion Atlantic Enterprises LLC and Spherion Pacific Enterprises LLC also do business as:

  Spherion—Staffing Group
  Spherion—Outsourcing
  Spherion—Technology Group

  Spherion—Professional Recruiting
  Spherion—Human Capital Consulting
  Spherion—Legal Group
  Norrell

**
Spherion Atlantic Operations LLC and Spherion Pacific Operations LLC also do business as:

  Spherion—Talent Solutions

QuickLinks

SUBSIDIARIES OF SPHERION CORPORATION